EXHIBIT 4

GAIL BINDERMAN, MARK ALEXANDER

AND SHARON ZOFFNESS AS TRUSTEES

U/I DTD APRIL 13, 2004

c/o Hartman & Craven LLP

488 Madison Avenue

New York, New York 10022

                                                                                                            April 27, 2006

Ms. Gail Binderman

Trustee

Gail Binderman, Mark Alexander

and Sharon Zoffness as Trustees

u/i dtd July 15, 2005

c/o Hartman & Craven LLP

488 Madison Avenue

New York, New York 10022

                                    Re:       Exchange of Shares

Dear Gail:

This letter is to confirm our agreement as of the date hereof to effect the following exchange of shares:

1.         Effective as of April 27, 2006, Gail Binderman, Mark Alexander and Sharon Zoffness as Trustees u/i dtd April 13, 2004 (the “April 2004 Trust”), hereby assign and convey, free of any and all liens, claims and encumbrances, 125,492 shares of the Class B common stock of Sequa Corporation, a Delaware corporation (“Sequa”), to Gail Binderman, Mark Alexander and Sharon Zoffness as Trustees u/i dtd July 13, 2005 (the “July 2005 Trust”) in exchange for 125,385 shares of the Class A common stock of Sequa.

2.         Effective as of April 27,  2006, the July 2005 Trust hereby assigns and conveys, free of any and all liens, claims and encumbrances, 125,385 shares of the Class A common stock of

Sequa to the April 2004 Trust in exchange for 125,492 shares of the Class B common stock of Sequa.

Very truly yours,

GAIL BINDERMAN, MARK ALEXANDER

AND SHARON ZOFFNESS AS TRUSTEES

U/I DTD APRIL 13, 2004

By:  /s/ Mark Alexander

                                                                                    Mark Alexander

                                                                                    Trustee

ACCEPTED AND AGREED TO AS OF

THE DATE FIRST SET FORTH ABOVE:

GAIL BINDERMAN, MARK ALEXANDER

AND SHARON ZOFFNESS AS TRUSTEES

U/I DTD JULY 13, 2005

By: /s/  Gail Binderman

            Gail Binderman

            Trustee